UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2009

THE READER’S DIGEST ASSOCIATION, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-10434	13-1726769
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Reader’s Digest Road Pleasantville, New York 10570
(Address of Principal Executive Offices) (Zip Code)

(914) 238-1000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

The information set forth below in “Item 7.01 – Regulation FD Disclosure” is incorporated by reference herein.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01                      Regulation FD Disclosure.

On August 17, 2009, The Reader’s Digest Association, Inc. (the “Company”), during the course of negotiations with its senior lenders to gain additional support for the terms of a consensual restructuring plan for the Company (as described in more detail under “Item 8.01 – Other Events” below), made available to certain of its lenders the presentation slides attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

During this presentation, Thomas Williams, the Company’s Chief Financial Officer, stated that the Company expects to end its June 30, 2009 fiscal year with revenues down 8.3% versus fiscal 2008, which equates to less than 2%, on a currency neutral basis.  Gross operating margins are expected to have remained flat at approximately 57% in fiscal 2008 and 2009.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01                      Other Events.

On August 17, 2009, the Company announced that it had reached an agreement in principle (the “Agreement in Principle”) with holders of approximately 60% of the Company’s outstanding secured debt on the terms of a financial restructuring, evidenced by a restructuring support agreement between the Company’s parent RDA Holding Co., the Company and certain of its Subsidiaries, the lenders party thereto (the “Consenting Lenders”) and certain of the shareholders of RDA Holding Co.  Pursuant to the restructuring support agreement, the Consenting Lenders agree to support a proposed plan of reorganization (the “Plan of Reorganization”) for the Company , which will be implemented pursuant to a pre-arranged filing (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Code”) by the Company and its U.S. subsidiaries (the “Debtors”).  In an effort to achieve additional support for the proposed restructuring plan from its lenders and other stakeholders, the Company is using the 30-day grace period applicable to the interest coupon due today on its 9% Senior Subordinated Notes due 2017.  However, no assurance can be given as to the level of additional support for the Plan of Reorganization the Company ultimately will be able to obtain.

A copy of the press release dated August 17, 2009 announcing the Agreement in Principle is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                   Description

99.1	Presentation slides from The Reader’s Digest Association, Inc. dated August 17, 2009, furnished herewith.

99.2	Press Release dated August 17, 2009.

The information contained herein (including the exhibit) and oral statements made from time to time by representatives of the Company (including, but not limited to, statements regarding the consummation of the transactions discussed herein (including the exhibits); statements regarding the expectations of the Company’s operating plans and strategies generally; statements regarding the Company’s expectations of the performance of its lines of business; and future operating results) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the Company and the statements contained in this report can be found in the Company’s filings with the Securities and Exchange Commission.  For forward-looking statements in this report, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER'S DIGEST ASSOCIATION, INC.

By: /s/ Lisa M. Spivack
Lisa M. Spivack
Date: August 17, 2009	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.                   Description

99.1	Presentation slides from The Reader’s Digest Association, Inc. dated August 17, 2009, furnished herewith.

99.2	Press Release dated August 17, 2009.

EXHIBIT 99.1